                                                                   EXHIBIT 10.55

                      [LXR BIOTECHNOLOGY INC. LETTERHEAD]

June 11, 1999

Dr. L. David Tomei
1321 Sanderling Island
Richmond, CA 94801

Dear David:

The purpose of this letter is to set forth the substance of the agreement ("Agreement") between LXR BIOTECHNOLOGY INC. ("Company") and you in connection with the termination of your consulting relationship with the Company. You have previously acted as a consultant to the Company under the letter agreement dated July 29, 1998 ("Consulting Agreement"). The Company and you are also entering into an Assignment and Assumption Agreement dated the date hereof ("Assignment") pursuant to which the Company is licensing certain technology to you and you are agreeing to assume certain obligations.

     1. TERMINATION OF CONSULTANCY. Your last day of consulting with the Company shall be June 10, 1999 ("Termination Date"). You acknowledge that you have not acted as an employee of the Company during the period covered by the Consulting Agreement. You also acknowledge that effective as of June 10, 1999, you ceased to be a director of the Company.

     2. ACCRUED COMPENSATION. Effective as of the Termination Date, the Company has paid you all accrued compensation payable to you under the Consulting Agreement.

     3. TERMINATION PAYMENT; TAX REPORTS. In consideration of the termination of the Consulting Agreement and the amendment of certain provisions regarding your options to purchase Company stock held by you (as provided in section 9 below), the Company will (i) make a cash payment to you in the amount of $240,000 (less any amounts paid to you under the Consulting Agreement for periods subsequent to June 10, 1999, including the prorated June payment and any later payments), and (ii) forgive the unpaid principal amount of $30,000 plus accrued interest of $4,584 owed by you to the Company as of the Termination Date. The cash payment will be paid to you in one lump sum within 30 days of the later of the Termination Date or the date on which you sign and return this Agreement. You will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to receipt of payments under this Agreement and indebtedness forgiven pursuant to it; the Company will not withhold or make payments on your behalf. The Company will report the amount paid to you, including the amount of indebtedness forgiven, by filing Form 1099-MISC with the Internal Revenue Service as required by law.

     4. HEALTH INSURANCE. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense through January 31, 2000. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. The Company will continue to pay COBRA premiums for you and your dependents through August 31, 1999, but not thereafter.

     5. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Termination Date, whether under this Agreement, the Consulting Agreement or the Assignment.

     6. EXPENSE REIMBURSEMENT. You agree that, within 60 days of the Termination Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Termination Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

     7. RETURN OF COMPANY PROPERTY. You represent that you have previously returned to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof); provided, however, that you may retain confidential and proprietary information to the extent it relates to the technology licensed to you under the Assignment.

     8. ASSIGNMENT OF EQUIPMENT AND WARRANTY OF TITLE. Attached hereto as Exhibit B is a list of equipment ("Equipment") which you previously provided to the Company. In further consideration of the compensation payable to you under this Agreement and the technology licensed to you under the Assignment, you hereby sell, assign and quitclaim to the Company, its successors and assigns, any right, title and interest you may have in the Equipment. Additionally, you hereby warrant and agree to defend the Company's ownership of the Equipment in case of a claim to the contrary by any third party based on any claim or right arising or existing on or prior to the date hereof. You further represent that you receive that, as of the date of this Agreement, there is no third party with any valid claim to ownership or possession of the Equipment and that, to the best of your knowledge, no such claim has been asserted.

     9. EXPIRATION OF STOCK OPTIONS. In further consideration of the compensation payable to you under this Agreement and the technology licensed to you under the Assignment, you agree that all options to purchase common stock of the Company, whether vested or unvested, and whether granted as incentive or nonqualified stock options, including without limitation options to purchase 300,000 shares of the Company's common stock granted to you effective as of April 20, 1998, shall be deemed to be canceled and rescinded effective as of September 11, 1999, to the extent you do not exercise any vested stock options before that date. You also agree that vesting of your stock options shall cease effective as of the Termination Date.

     10. PROPRIETARY INFORMATION OBLIGATIONS. A copy of the Employee Invention Assignment and Confidentiality Agreement you signed in connection with your previous employment by the Company is attached hereto as Exhibit C. You hereby reaffirm your continuing obligations to the Company under that agreement. You also hereby reaffirm your obligations to the Company contained in the Consulting Agreement under the headings "Invention Assignment" and "Confidential Information," which obligations shall survive termination of the Consulting Agreement.

     11. NONDISPARAGEMENT. Both you and the Company agree not to disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process.

     12. RELEASE. In exchange for the payments and other consideration under this Agreement, you agree to execute the Release Agreement attached hereto as Exhibit A.

     13. EFFECTIVE DATE. This Agreement shall not be effective until the eighth day after this Agreement was executed by you and has not been revoked by you; provided that the Company has also executed this Agreement by that date.

     14. MISCELLANEOUS. This Agreement, including the Exhibits, together with the Assignment, constitutes the complete, final and exclusive embodiment of the entire agreement between us with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other agreements, promises, warranties or representations in their entirety, including without limitation the Consulting Agreement. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind, and inure to the benefit of, your heirs and personal representatives and the successors and assigns of both you and the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign below and on the attached Release Agreement, which is part of this Agreement, and return the originals of both to the Company.


Sincerely,


LXR BIOTECHNOLOGY INC.



By:  /s/ G. Kirk Raab
    ----------------------------
         G. Kirk Raab
         Acting President




ACCEPTED AND AGREED:


L. David Tomei



Date:  /s/ L. David Tomei
      --------------------------




Exhibit A - Release Agreement
Exhibit B - List of Equipment
Exhibit C - Employee Invention Assignment and Confidentiality Agreement

                                   EXHIBIT A

                               RELEASE AGREEMENT


     Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, its subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my previous employment with, or consulting for, the Company or the termination of that employment or consulting; claims or demands related to compensation, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Agreement; (c) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (d) I have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by me, provided that the Company has also executed this Agreement by that date ("Effective Date").

     I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.

By: /s/ L. David Tomei                  Date: September 10, 1999
   ---------------------------
     (Signature)

                                                                       EXHIBIT B

                     [THE OHIO STATE UNIVERSITY LETTERHEAD]

October 26, 1992

L. David Tomei, Ph.D.
4385 Hayden Falls Dr.
Columbus, Ohio 43221

================================================================================
                  TRANSFER OF EQUIPMENT -- LETTER OF APPROVAL
================================================================================

At the request of David E. Schuller, M.D., Chairman of the Department of Otolaryngology at The Ohio State University, and pursuant to agreement(s) between The Ohio State University and L. David Tomei, Ph.D., the items/equipment listed herein are hereby transferred from The Ohio State University to L. David Tomei, Ph.D.

(1) Transilluminator, model number CR1766, OSU inventory number 880012.

(1) Computer with keyboard, disk drives and monitor, model number DTK 386-SX-16, OSU inventory number 875352.

(1) Spectrometer, Luminescence, model number LS-508, Well Plate Reader, OSU Purchase Order number 205048.

(1) Bio Dot Apparatus, OSU Purchase Order number 202591.

(1) Eppindorf Microcentrifuge, model number 5415C, OSU Purchase Order number 202617.

(1) Sartorius Top-Load Balance, model number B3105. OSU Purchase Order number 200147.

(1) Computer with keyboard, disk drives and monitor, model number DTK 80386, OSU inventory number 864087.

(1) Nikon Diaphot Microscope, model number 76516, OSU inventory number 828305.

                                                         (continued on page two)

Equipment Transfer
The Ohio State University - L. David Tomei, Ph.D.
10/26/92
Page Two


This equipment has been approved for transfer from The Ohio State University to
L. David Tomei, Ph.D.

This letter of approval issued by the Office of Surplus Materials Disposal & Recycling shall also serve as the official authorization for release of this equipment to L. David Tomei, Ph.D. as witnessed by signature of the Manager of the Office of Surplus Materials Disposal & Recycling below.

All ownership and title to this equipment is hereby transferred to L. David Tomei, Ph.D.

                                   /s/ CHARLES D. JONES          10/26/92
                                   --------------------         -----------
                                     Charles D. Jones              Date

/CDJ
\transfer\tran001

cc:  David E. Schuller, M.D.
     A. L. Mathews

                                                                       EXHIBIT C


                            LXR BIOTECHNOLOGY, INC.
          EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

     In consideration of my employment with LXR Biotechnology, Inc., a Delaware corporation (the "Company"), I hereby represent to, and agree with the Company as follows:

     1. COMPANY BUSINESS. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that, as an essential part of my employment with the Company, I may be expected to make new contributions to and create inventions of value for the Company.

     2. DISCLOSURE OF INVENTIONS. From and after the date I first became employed with the Company, I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, and trade secrets ("Inventions"), whether or not patentable, copyrightable or protectible as trade secrets, that are made or conceived or first reduced to practice or created by me, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment.

     3. WORK FOR HIRE: ASSIGNMENT OF INVENTIONS. I acknowledge that copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author thereof. I agree that all inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by me for the Company or (c) relate to the Company's business or current or anticipated research and development, will be the sole and exclusive property of the Company ("Company Inventions") and are hereby assigned by me to the Company.

     4. LABOR CODE 2870 NOTICE. I have been notified and understand that I shall not be obligated to assign to the Company any invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUALLY OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER, OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A

PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

     5. ASSIGNMENT OF OTHER RIGHTS. I hereby irrevocably transfer and assign to the Company: (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Company Invention; and (b) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Company Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I have in or with respect to any Company Invention, even after termination of my work on behalf of the Company. "Moral Rights" means any rights of paternity or integrity, any right to claim authorship of an invention, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any invention, whether or not such would be prejudicial to my honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a ""moral right".

     6. ASSISTANCE. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, and other legal protections for the Company's inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask works rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

     7. PROPRIETARY INFORMATION. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("Proprietary Information"). Such Proprietary Information includes but is not limited to Company Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists.

     8. CONFIDENTIALITY. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust, and I will not use or disclose any of such Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not take

PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a). THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

      5. ASSIGNMENT OF OTHER RIGHTS. I hereby irrevocably transfer and assign to the Company: (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Company Invention; and (b) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Company Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Company Invention, even after termination of my work on behalf of the Company. "Moral Rights" means any rights of paternity or integrity, any right to claim authorship of an invention, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any invention, whether or not such would be prejudicial to my honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

     6. ASSISTANCE. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights mask work rights, and other legal protections for the Company's Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask works rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

     7. PROPRIETARY INFORMATION. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("Proprietary Information"). Such Proprietary Information includes but it not limited to Company Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists.

     8. CONFIDENTIALITY. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust, and I will not use or disclose any of such Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

     9. NO BREACH OF PRIOR AGREEMENT. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials of a former employer that are not generally available to the public or have not been legally transferred to the Company.

     10. NOTIFICATION. I hereby authorize the Company to notify my actual or future employers of the terms of this Agreement and my responsibilities hereunder.

     11. INJUNCTIVE RELIEF. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

     12. GOVERNING LAW. This Agreement will be governed and interpreted in accordance with the internal laws of the State of California, excluding that body of law governing conflicts of law.

     13. NO DUTY TO EMPLOY. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. This Agreement shall be effective as of the first day of my employment by the Company, namely: Oct.1, 1992.


LXR BIOTECHNOLOGY, INC.            EMPLOYEE:


By: /s/ SCOTT MINICK               /s/  L. DAVID TOMEI
    --------------------------     -------------------------------

Title: CEO                         L. DAVID TOMEI
       -----------------------     -------------------------------
                                   Name (Please print)